Exhibit 10.2

GUARANTY, PLEDGE AND SECURITY AGREEMENT

DATED AS OF MAY 10, 2011

AMONG

GRANITE CITY FOOD & BREWERY LTD.,

AS BORROWER,

EACH OTHER PERSON FROM TIME TO TIME PARTY HERETO,

AS A GRANTOR HEREUNDER,

and

FIFTH THIRD BANK,

AS ADMINISTRATIVE AGENT

TABLE OF CONTENTS

SECTION 1 DEFINITIONS
1.1	Terms Defined in Credit Agreement
1.2	Terms Defined in UCC	1
1.3	Terms Defined Herein	1

SECTION 2 GUARANTY		6
2.1	Guaranty	6
2.2	Guaranty Absolute	6
2.3	Actions with Respect to Guaranteed Obligations	7
2.4	Guarantor Maximum Liability	8
2.5	Right of Contribution	8
2.6	Waivers	9
2.7	Subrogation	9
2.8	No Reliance	10
2.9	Continuing Guaranty	10

SECTION 3 GRANT OF SECURITY INTEREST		10
3.1	Grant	10
3.2	Collateral Assignment of Rights under Assigned Agreements	12

SECTION 4 REPRESENTATIONS AND WARRANTIES		13
4.1	Ownership of Collateral	13
4.2	Security Interests; Filings	13
4.3	Grantor Information; Locations of Collateral	13
4.4	Pledged Collateral	14
4.5	Documents of Title	14
4.6	Deposit Accounts	14
4.7	Non-UCC Property	14

SECTION 5 COVENANTS		15
5.1	Delivery of Instruments, Certificated Securities and Chattel Paper	15
5.2	Maintenance of Perfected Lien; Further Documentation	15
5.3	Changes in Locations, Name, etc	16
5.4	Accounts	16
5.5	Intellectual Property	16
5.6	Other Matters	17
5.7	Pledged Equity Interests	19

SECTION 6 REMEDIAL PROVISIONS		20
6.1	Remedies	20
6.2	Application of Proceeds	23
6.3	Grant of License	23
6.4	Private Sale of Pledged Equity Interests	24
6.5	The Grantors Remain Liable	24

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6.6	Waivers	25

SECTION 7 ADMINISTRATIVE AGENT		25
7.1	Administrative Agent; Standard of Care	25
7.2	Further Assurances; Attorney-in-Fact	26

SECTION 8 MISCELLANEOUS		28
8.1	Amendments	28
8.2	Notices	28
8.3	Successors; Assigns	28
8.4	Survival	28
8.5	No Waivers	28
8.6	Enforcement	28
8.7	Severability	29
8.8	Headings	29
8.9	Marshaling; Payments Set Aside	29
8.10	GOVERNING LAW; SUBMISSION TO JURISDICTION	29
8.11	WAIVER OF JURY TRIAL	29
8.12	Counterparts; Integration	30
8.13	No Strict Construction	30
8.14	Termination; Reinstatement	30

Exhibit A	—	Form of Guarantor Joinder Agreement
Exhibit B	—	Form of Copyright Security Agreement
Exhibit C	—	Form of Patent Security Agreement
Exhibit D	—	Form of Trademark Security Agreement
Exhibit E	—	Form of Pledge Amendment
Schedule 1.3(A)	—	Assigned Agreements
Schedule 1.3(B)	—	Pledged Collateral
Schedule 3.3	—	Commercial Tort Claims
Schedule 4.2	—	Filing Locations
Schedule 4.3	—	Grantor Information, etc.

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GUARANTY, PLEDGE AND SECURITY AGREEMENT

THIS GUARANTY, PLEDGE AND SECURITY AGREEMENT dated as of May 10, 2011 is entered into by GRANITE CITY FOOD & BREWERY LTD., a Minnesota corporation (“Borrower”), each other Person (other than Administrative Agent) signatory hereto, and each other Person that after the date hereof executes a joinder agreement in substantially the form of Exhibit A (each a “Guarantor Joinder Agreement”) (each of such other Persons (excluding Borrower) are sometimes hereinafter referred to, individually, as a “Guarantor”, and, collectively, as “Guarantors”; and Borrower and Guarantors are sometimes hereinafter referred to, individually, as a “Grantor” and, collectively, as “Grantors”), in each case in favor of FIFTH THIRD BANK, an Ohio banking corporation, in its capacity as administrative agent (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”) for all Secured Parties.

RECITALS:

WHEREAS, Borrower, Lenders and Administrative Agent are parties to a Credit Agreement of even date herewith (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), pursuant to which Lenders have agreed to make loans and other credit accommodations to or for the account of Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, it is a condition to the loans and other credit accommodations to or for the account of Borrower under the Credit Agreement that each Grantor shall have executed and delivered this Agreement to Administrative Agent;

WHEREAS, it is a further condition to such loans and other credit accommodations that each Guarantor shall have guaranteed to the Secured Parties the prompt and complete payment, performance and observance of all Obligations of Borrower; and

WHEREAS, each Guarantor will obtain substantial direct and indirect benefits as a result of such loans and other credit accommodations, which benefits are hereby acknowledged by such Guarantor;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Grantors and Administrative Agent agree as follows:

SECTION 1
DEFINITIONS

1.1                                 Terms Defined in Credit Agreement.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein (including, without limitation, in the preamble and Recitals hereto) have the meanings ascribed to them in the Credit Agreement.

1.2                                 Terms Defined in UCC.  The following terms have the meanings ascribed to them in the UCC:

(1)	account
(2)	account debtor
(3)	certificate of title
(4)	certificated security
(5)	chattel paper
(6)	commercial tort claim
(7)	deposit account
(8)	document
(9)	electronic chattel paper
(10)	equipment
(11)	fixtures
(12)	general intangible
(13)	goods
(14)	instrument
(15)	inventory
(16)	investment property
(17)	letter-of-credit right
(18)	payment intangible
(19)	proceeds
(20)	record
(21)	security
(22)	software
(23)	supporting obligation
(24)	tangible chattel paper

1.3                                 Terms Defined Herein.  As used herein (including, without limitation, in the preamble and Recitals hereto), the following terms have the following meanings:

“Administrative Agent” has the meaning set forth in the preamble to this Agreement.

“Agreement” means this Guaranty, Pledge and Security Agreement, as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time in accordance with the terms and provisions hereof.

“Assigned Agreement Undertakings” has the meaning set forth in Section 3.2(a).

“Assigned Agreements” means those certain agreements, documents and instruments set forth on Schedule 1.3(A), as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, in each case to the extent permitted pursuant to the terms and provisions hereof.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrower Obligations” means all Obligations of Borrower.

“Collateral” has the meaning set forth in Section 3.1.

“Collateral Access Agreement” means a landlord waiver, mortgagee waiver, bailee letter and any similar acknowledgement agreements of any Person, such as a warehouseman or processor, that is in the possession of inventory or equipment of any Grantor, in each case in form and substance reasonably satisfactory to Administrative Agent.

“Copyright Collateral” means, with respect to any Grantor, collectively, all Copyrights of such Grantor, all Copyright Licenses of such Grantor and all other general intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Copyright or Copyright License of such Grantor, in each case whether now owned or existing or hereafter acquired or arising.

“Copyright License” means, with respect to any Grantor, any agreement, whether written or oral, granting any right to any third party in respect of any Copyright of such Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor in respect of any property of the type described in the definition of Copyright set forth herein now or hereafter owned by any third party, and all rights of such Grantor under any such agreement, in each case whether now owned or existing or hereafter acquired or arising.

“Copyrights” means, with respect to any Grantor, collectively, all of such Grantor’s copyrights, copyright registrations and applications for copyright registration, whether under the Laws of the United States or any other country or jurisdiction, including all recordings, supplemental registrations and derivative or collective work registrations, and all renewals and extensions thereof, in each case whether published or unpublished and whether now owned or existing or created or hereafter acquired or arising or created.

“Credit Agreement” has the meaning ascribed thereto in the Recitals hereto.

“Credit Parties” means Borrower and each Guarantor.

“Equity Interest” means, with respect to any Grantor, collectively, all of the issued and outstanding capital stock or other equity interests of any Person at any time now or hereafter owned by such Grantor (including, without limitation, the capital stock or other equity interests of any Person that is or hereafter becomes a Subsidiary of such Grantor), all rights to receive interest, income, dividends, distributions, returns of capital and other amounts (whether in cash, securities, property, or a combination thereof), and all additional stock, warrants, options, securities, interests and other property, from time to time paid or payable or distributed or distributable in respect of any of the foregoing, including, without limitation, all rights of such Grantor to receive amounts due and to become due under or in respect of any applicable Equity Investment Agreement or upon the termination thereof, all rights of access to the books and records of any such Person, and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing, of whatever kind or character (including any tangible or intangible property or interests therein), and whether provided by contract or granted or available under applicable Law in connection therewith, including, without limitation, such Grantor’s right to vote and to manage and administer the business of any such Person pursuant to any applicable Equity Investment Agreement, together with all certificates, instruments and entries upon the books of securities intermediaries at any time evidencing any of the foregoing, in each case whether now owned or existing or hereafter acquired or arising.

“Equity Investment Agreement” means, with respect to any Grantor any articles or certificate of incorporation, partnership agreement, joint venture agreement, limited liability company operating agreement, stockholders agreement or other agreement creating, governing or evidencing any Equity Interests of such Grantor and to which any Grantor is now or hereafter becomes a party, in each case as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, in each case to the extent permitted pursuant to terms and provisions of the Credit Agreement.

“Excluded Property” has the meaning set forth in Section 3.1.

“Exempt Account” has the meaning assigned to such term in the Credit Agreement.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Grantor” and “Grantors” have the respective meanings set forth in the preamble to this Agreement.

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor” and “Guarantors” have the respective meanings set forth in the preamble to this Agreement

“Guarantor Joinder Agreement” has the meaning set forth in the preamble to this Agreement.

“Guarantor Maximum Liability” has the meaning set forth in Section 2.4.

“Guarantor Obligations” means, with respect to any Guarantor, all of such Guarantor’s Guaranteed Obligations.

“hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which such word appears.

“Insolvency Proceeding” means, with respect to any Person, any proceeding commenced by or against such Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency Law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Laws” means any and all applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, guidances, guidelines, ordinances, rules, judgments, orders,

decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect.

“Partner Obligations” has the meaning set forth in Section 6.5.

“Patent Collateral” means, with respect to any Grantor, collectively, all Patents of such Grantor, all Patent Licenses of such Grantor and all other general intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Patent or Patent License of such Grantor, in each case whether now owned or existing or hereafter acquired or arising.

“Patent License” means, with respect to any Grantor, any agreement, whether written or oral, granting to any third party any right to make, use or sell any invention based on a Patent of such Grantor or which such Grantor otherwise has the right to license, or granting to such Grantor any right to make, use or sell any invention in respect of any property of the type described in the definition of Patents herein now or hereafter owned by any third party, and all rights of such Grantor under any such agreement, in each case whether now owned or existing or hereafter acquired or arising.

“Patents” means, with respect to any Grantor, collectively, all of such Grantor’s letters patent, whether under the Laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor, including, without limitation, the inventions described therein, all reissues, continuations, divisions, renewals, extensions and continuations-in-part thereof, in each case whether now owned or existing or hereafter acquired or arising.

“Payment in Full” means the occurrence of all of the following: (a) termination of all commitments of the Secured Parties to make loans or other credit accommodations to of for the account of Borrower or any other Credit Party under the Credit Agreement, (b) payment in full in cash of all Secured Obligations (other than Swap Obligations and Contingent Obligations), and (c) surrender for cancellation or cash collateralization of all Letters of Credit in accordance with the Credit Agreement.  The term “Paid in Full” has a correlative meaning.

“Pledge Amendment” has the meaning set forth in Section 5.7(b).

“Pledged Collateral” means, with respect to any Grantor, all Pledged Equity Interests and all Pledged Notes of such Grantor.

“Pledged Equity Interests” means, with respect to any Grantor, all Equity Interests in any Subsidiary of such Grantor in which Administrative Agent is granted or purported to be granted a security interest pursuant to its terms and provisions hereof, including, without limitation, all Equity Interests of such Grantor set forth on Schedule 1.3(B).

“Pledged Notes” means, with respect to any Grantor, all promissory notes set forth on Schedule 1.3(B) issued to or held by such Grantor, and all other promissory notes or other instruments from time to time issued to or held by such Grantor (other than promissory notes or other instruments with principal balance outstanding thereunder that is less than (a) $50,000 for any individual such promissory note or instrument, and (b) $100,000 in the aggregate (for all Grantors) for all such promissory notes and instruments).

“Schedule” refers to a schedule to this Agreement, unless another document is specifically referenced.

“Section” refers to a schedule to this Agreement, unless another document is specifically referenced.

“Secured Obligations” means the collective reference to the Borrower Obligations and the Guaranteed Obligations of each Guarantor.

“Secured Parties” means (i) Administrative Agent, (ii) the Lenders (including any L/C Issuer in its capacity as an L/C Issuer), (iii) each other Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Hedge Agreement) who has entered into a Hedge Agreement with Borrower, and (iv) the respective successors and permitted indorsees, transferees and assigns of each of the foregoing.

“Securities Act” has the meaning set forth in Section 6.4.

“Trademark Collateral” means, with respect to any Grantor, collectively, all Trademarks, of such Grantor, all Trademark Licenses of such Grantor and all other general intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Trademark or Trademark License of such Grantor, in each case whether now owned or existing or hereafter acquired or arising.

“Trademark License” means, with respect to any Grantor, any agreement, whether written or oral, granting any right to any third party in respect of any Trademark of such Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor in respect of any property of the type described in the definition of Trademark herein now or hereafter owned by any third party, and all rights of any Grantor under any such agreement, in each case whether now owned or existing or hereafter acquired or arising.

“Trademarks” means, with respect to any Grantor, collectively, all of such Grantor’s trademarks, service marks, trade names, corporate and company names, business names, fictitious business names, service marks, logos, trade dress, trade styles, other source or business identifiers, designs and general intangibles of a similar nature, whether under the Laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor, all renewals and extensions thereof, all rights corresponding thereto, and all goodwill associated therewith or symbolized thereby, in each case whether now owned or existing or hereafter acquired or arising.

“UCC” means the Uniform Commercial Code, as in effect from time to time in the State of Illinois, provided, that, if by reason of mandatory provisions of Law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or the availability of such remedy.

SECTION 2
GUARANTY

2.1                                 Guaranty.  Each Guarantor severally and jointly with all other Guarantors hereby unconditionally and irrevocably, as a primary obligor and not solely as a surety, guarantees the full and prompt payment, performance and observance when due, whether at maturity or earlier, by reason of acceleration or otherwise, and in accordance with the terms and provisions of the Credit Agreement and each of the other Loan Documents, of all Borrower Obligations, whether for principal, interest (including, without limitation, interest accruing after the commencement of an Insolvency Proceeding with respect to Borrower, whether or not constituting an allowed claim in such proceeding), premium, fees, commissions, expense reimbursements, payments in respect of indemnification obligations or otherwise (collectively, (i) with respect to each Guarantor, such Guarantor’s “Guaranteed Obligations” and (ii) with respect to all Guarantor’s, the “Guaranteed Obligations”). Each Guarantor hereby further agrees severally and jointly with all other Guarantors to pay, on demand, all reasonable costs, fees and expenses, including reasonable legal costs, fees and expenses, paid or incurred by Administrative Agent and each other Secured Party in endeavoring to collect all or any part of the Guaranteed Obligations from any Guarantor after the same become due and payable from, or in prosecuting any action against, any Guarantor, and the term “Guaranteed Obligations” as used herein shall include all such costs, fees and expenses.  This guaranty is a guaranty of payment and not of collection.

2.2                                 Guaranty Absolute.  Each Guarantor severally and jointly with all other Guarantors guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms and provisions of the Credit Agreement and the other Loan Documents, regardless of any Law now or hereafter in effect in any jurisdiction affecting any such terms or provisions or the rights or remedies of Administrative Agent or any other Secured Party with respect thereto. The obligations of each Guarantor under this Section 2 are independent of its Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any Guarantor or all Guarantors to enforce such obligations, irrespective of whether any action is brought against Borrower, any other Guarantor or any other guarantor or surety of or for all or any part of the Guaranteed Obligations, or whether Borrower, any other Guarantor or any such other guarantor or surety is joined in any such action or actions.  The liability of each Guarantor under this Section 2 shall be irrevocable, absolute and unconditional irrespective of, and, to the extent permitted by Law, each Guarantor hereby irrevocably waives, all defenses such Guarantor may now or hereafter have in any way relating to any or all of the following:

(a)                                  any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or any agreement, document or instrument relating thereto;

(b)                                 any Insolvency Proceeding with respect to any Credit Party;

(c)                                  any change in the time, manner or place of payment of, or in any other term or provision of or relating to, all or any part of the Guaranteed Obligations, or any other amendment, modification or waiver of, or any consent to departure from, the Credit Agreement or any other Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the making of additional loans or other credit accommodations to or for the account of Borrower or any other Credit Party or otherwise;

(d)                                 any taking, exchange or release of, or non-perfection of any Lien on, any property or assets of Borrower or any other Credit Party, or any amendment, modification or waiver of, or consent to any departure from, any other guaranty or surety of all or any part of the Guaranteed Obligations;

(e)                                  any change, restructuring or termination of the corporate, limited liability company, partnership or other organizational structure or existence of any Credit Party; or

(f)                                    except for Payment in Full, any other circumstance (including, without limitation, the applicability of any statute of limitations), or the existence of or reliance on any representation or warranty made to any Credit Party or other Person by any Secured Party, in each case that might otherwise constitute a legal or equitable defense available to, or a discharge of, any Credit Party or any other guarantor or surety of or for all or any part of the Guaranteed Obligations.

2.3                                 Actions with Respect to Guaranteed Obligations.  Each Guarantor hereby authorizes Secured Parties, without notice to or demand upon such Guarantor, which notice or demand is expressly waived hereby, and without discharging or otherwise affecting the obligations of such Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to:

(a)                                  supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Guaranteed Obligations, or otherwise modify, restate, amend, supplement or change the terms or provisions of any Loan Document or other agreement, document or instrument related thereto now or hereafter executed by any Credit Party or any other Person and delivered to any Secured Party (subject to any consent rights contained therein), including, without limitation, any increase or decrease in any rate of interest or fees payable in connection therewith;

(b)                                 waive or otherwise consent to noncompliance with any provision of any Loan Document, or any other agreement, document or instrument related thereto now or hereafter executed by any Credit Party or any other Person and delivered to any Secured Party;

(c)                                  accept partial payments on any Guaranteed Obligations;

(d)                                 receive, take and hold additional collateral security for the payment, performance and/or observance of all or any part of the Guaranteed Obligations, or for the payment, performance and/or observance of any other guarantees of all or any part of the Guaranteed Obligations or other liabilities of any Credit Party, and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional Collateral;

(e)                                  apply any and all such additional collateral security and direct the order or manner of sale thereof as Secured Parties may determine in their sole discretion;

(f)                                    settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any collateral security for all or any part of the Guaranteed Obligations or any other guaranty or surety therefor, in any manner;

(g)                                 add, release or substitute any one or more other guarantors or sureties of or for all of any part of the Guaranteed Obligations, and otherwise deal with the any of Credit Parties or any other guarantor or surety of all or any part of the Guaranteed Obligations, in each case as Secured Parties may elect in their sole discretion; and

(h)                                 apply any and all payments or recoveries from any Guarantor or from any other guarantor or surety of or for all or any part of the Guaranteed Obligations to the Guaranteed Obligations in such order as Secured Parties in their sole discretion may determine, irrespective of whether such Guaranteed Obligations are secured or unsecured or guaranteed or not guaranteed by any other Persons.

2.4                                 Guarantor Maximum Liability.  The provisions of this Section 2 are severable, and in any action or proceeding involving any state corporate or other similar Law, or in any Insolvency Proceeding with respect to any Credit Party, if the obligations of any Guarantor under this Section 2 would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Guaranty (after giving effect to the right of contribution set forth in Section 2.5), then, notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, the amount of such liability shall, without any further action by such Guarantor or any Secured Party, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Guarantor Maximum Liability”).   If any amount shall be paid to any Guarantor on account of any rights, claims or remedies at any time during the continuance of an Event of Default and prior to Payment in Full, such amount shall be held by such Guarantor in trust for the Secured Parties, segregated from other funds of such Guarantor, and, promptly upon receipt thereof by such Guarantor, be turned over to Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to Administrative Agent, if necessary), for application against the Secured Obligations, whether matured or unmatured, in accordance with the Credit Agreement. Each Guarantor agrees that its Guaranteed Obligations may at any time and from time to time exceed its Guarantor Maximum Liability without impairing any of the provisions of Section 2 or affecting the rights and remedies of any Secured Party hereunder, provided, that, nothing in this sentence is intended or shall be deemed or construed to increase any Guarantor’s obligations under Section 2 beyond its Guarantor Maximum Liability.

2.5                                 Right of Contribution.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder that has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.4.  The provisions of this Section 2.5 shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Parties, and each Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.6                                 Waivers.  Each Guarantor hereby waives, in each case to the fullest extent permitted by applicable Law:

(a)                                  (i) diligence, presentment, protest, demand for payment and notice of default, dishonor or nonpayment and all other notices whatsoever to or upon Borrower or any other Credit Party with respect to any Guaranteed Obligations, (ii) notice of the existence or creation or non-payment of any of Guaranteed Obligations and (iii) all diligence in collection or protection of or realization upon any Guaranteed Obligations, any Collateral or any other guaranty of all or any part of the Guaranteed Obligations;

(b)                                 notice of: (i) nonperformance by any Credit Party under any Loan Document, (ii) acceptance of the guaranty set forth in this Section 2, (iii) default in respect of any Guaranteed Obligations, (iv) the fact that any part of the Guaranteed Obligations is due, (v) the commencement of any proceeding to collect from any other Credit Party, or from any other guarantor or surety of or for all or any part of the Guaranteed Obligations, and (vi) the exchange, sale, surrender or other handling of any Collateral;

(c)                                  any right to require any Secured Party to (i) proceed first against any other Credit Party, or any other guarantor or surety of or for all or any part of the Guaranteed Obligations, (ii) proceed against or exhaust any Collateral given to or held by any Secured Party securing all or any part of the Guaranteed Obligations, or (iii) pursue any other right or remedy available to any Secured Party pursuant to any Loan Document or applicable Law;

(d)                                 the benefit of any statute of limitations affecting all or any part of the Guaranteed Obligations or such Guarantor’s liability hereunder or the enforcement hereof; and

(e)                                  all other suretyship or similar defenses available to such Guarantor pursuant to applicable Law.

2.7                                 Subrogation.  Until Payment in Full, each Guarantor agrees not to exercise any rights that it may now have or hereafter acquire against any other Credit Party or any other guarantor or surety of or for all or any part of the Guaranteed Obligations, or that now exists or hereafter may arise as a result of the existence, payment, performance or enforcement of such Guarantor’s obligations under this Section 2, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, and any right to participate in any claim or remedy of any Secured Party against any other Credit Party or any other guarantor or surety of or for all or any part of the Guaranteed Obligations, or against any Collateral, whether or not such rights, claims or remedies arise in equity or under contract, statute or common law, including the right to take or receive from any other Credit Party or any other guarantor or surety of or for all or any part of the Guaranteed Obligations, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such right, claim or remedy; provided, that, irrespective of Payment of Full,  no Guarantor shall have any right to exercise any rights, claims remedies hereunder against any Credit Party or any Subsidiary of any Credit Party if all or any part of the Guaranteed Obligations shall have been satisfied with proceeds from the exercise of remedies by the Secured Parties in respect of any capital stock or other equity interests of such Credit Party or Subsidiary pursuant to a Loan Document.

2.8                                 No Reliance.  Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of each other Credit Party and of any and all endorsers and/or other guarantors of any agreement, document or instrument evidencing all or any part of the Guaranteed Obligations and of all other circumstances bearing upon the risk of nonpayment of all or any part of the Guaranteed Obligations that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise such Guarantor of information known to such Secured Party regarding such condition or any such circumstances.  In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Secured Party shall not have any obligation to (a) to undertake any investigation not a part of its regular business routine, (b) disclose any information which, pursuant to accepted or reasonable commercial finance practices, such Secured Party wishes to maintain confidential or (c) make any other or future disclosures of such information or any other information pertaining to such Guarantor.

2.9                                 Continuing Guaranty.  The guaranty set forth in this Section 2 is a continuing guaranty and shall remain in full force and effect until Payment in Full.

SECTION 3
GRANT OF SECURITY INTEREST

3.1                                 Grant.  To secure the prompt and complete payment, performance and observance when due (whether at stated maturity, by acceleration or otherwise) of all Secured Obligations of such Grantor, and to induce Administrative Agent and Lenders to enter into the Credit Agreement and make the loans and other credit accommodations provided for therein, each Grantor hereby grants to Administrative Agent for the benefit of the Secured Parties a continuing security interest in (and right of setoff against) all of the following property and interests in property of such Grantor, whether now owned and existing or hereafter acquired or arising and wheresoever located (all of the foregoing being hereinafter, collectively, referred to (i) with respect to each Grantor, as such Grantor’s “Collateral” and (ii) in the aggregate with respect to all Grantors, the “Collateral”):

(a)                                  accounts;

(b)                                 chattel paper, including, without limitation, electronic chattel paper and tangible chattel paper;

(c)                                  commercial tort claims, if any, set forth on Schedule 3.1;

(d)                                 Copyright Collateral;

(e)                                  deposit accounts;

(f)                                    documents;

(g)                                 equipment;

(h)                                 Pledged Collateral;

(i)                                     fixtures;

(j)                                     general intangibles, including, without limitation, payment intangibles;

(k)                                  goods;

(l)                                     instruments;

(m)                               inventory;

(n)                                 investment property;

(o)                                 letter-of-credit rights and supporting obligations;

(p)                                 Patent Collateral;

(q)                                 software;

(r)                                    Trademark Collateral;

(s)                                  cash, cash equivalents and any and all other property and interests in property of such Grantor now or hereafter coming into the possession or custody or under the control of any Secured Party or agent or affiliate of any Secured Party in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), including, without limitation, the proceeds of the Loans, advances and other financial accommodations made or extended under the Credit Agreement;

(t)                                    all records evidencing or containing information relating to any of the property and interests in property of such Grantor described in clauses (a) through (s) above;

(u)                                 all other personal property and interests in personal property of Grantor not specifically described in clauses (a) through (t) above;

(v)                                 to the extent not otherwise included in clauses (a) through (u) above, all proceeds of each of the foregoing and all accessions and additions to, substitutions and replacements for, and rents, profits and products of each of the foregoing;

provided that, notwithstanding anything to the contrary contained in any Loan Document, this Agreement shall not constitute a grant of a security interest in (1) any general intangible (including any Copyright Collateral, Patent Collateral, Trademark Collateral and any liquor, brewing or other license issued by a Governmental Authority), investment property or other right of a Grantor arising under any contract, instrument, license or other document if (but only to the extent that) the grant of a security interest therein would constitute a violation of a valid and enforceable restriction in respect of such general intangible, investment property or other right in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority, unless and until all required consents shall have been obtained, provided that this clause (1) shall not affect, limit, restrict of impair the grant by a Grantor of a security interest pursuant to this Agreement in such assets to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by the UCC or in any proceeds of any such assets; (2) any intent-to-use application for a Trademark to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use application under federal law; (3) any leasehold interest of any Grantor in any real property (other than the leasehold interests with respect to the real property located at 1636 SW 42nd Street, Fargo, North Dakota 58103), or (iv) any Exempt Account (collectively, the “Excluded Property”).

3.2                                 Collateral Assignment of Rights under Assigned Agreements.

(a)                                  Each Grantor hereby collaterally assigns and grants to Administrative Agent, as additional security for the prompt and complete payment, performance and observance of the Secured Obligations of such Grantor, a security interest in all of such Grantor’s rights and remedies with respect to all representations, warranties, covenants and agreements, including, without limitation all rights to indemnification, reimbursement of costs and expenses and payment of any other amounts (collectively, the “Assigned Agreement Undertakings”) made by any Person in favor or running to the benefit of such Grantor under each of the Assigned Agreements.

(b)                                 Each Grantor agrees to diligently enforce each dispute with or claim against, any Person for which such Grantor has a claim under any of the Assigned Agreements.  In no event shall any Grantor, without the prior written consent of Administrative Agent, waive, release or discharge any Person with respect to any material Assigned Agreement Undertakings or compromise or settle any material Assigned Agreement Undertakings or any claim or dispute with respect to any material Assigned Agreement Undertakings, and no such waiver, release, discharge, compromise or settlement shall be effective without the prior written consent of Administrative Agent.

(c)                                  Each Grantor hereby irrevocably authorizes and empowers Administrative Agent, as its agent, to at any time after the occurrence and during the continuance of an Event of Default, either directly or on behalf of such Grantor, assert any claims and demands and enforce any rights and remedies as such Grantor may have, from time to time, against any Person with respect to any of the Assigned Agreement Undertakings, as Administrative Agent may reasonably deem appropriate.

(d)                                 Each Grantor hereby agrees and acknowledges that Administrative Agent shall not be deemed to have assumed any of the obligations or liabilities of such Grantor under any of the Assigned Agreements by reason of this Section 3.2 or otherwise, and further agrees to indemnify, protect, defend and hold Administrative Agent harmless from and with respect to any claims or demands by all other parties thereto, except to the extent any such claims or demands arise as a result of Administrative Agent’s gross negligence or willful misconduct.

SECTION 4
REPRESENTATIONS AND WARRANTIES

To induce Administrative Agent and Lenders to enter into the Credit Agreement and to make the loans and other credit accommodations contemplated thereby, each Grantor hereby represents and warrants to Administrative Agent and each Secured Party as follows:

4.1                                 Ownership of Collateral.  Each Grantor owns (or has valid rights as a lessee or licensee, or the power to transfer or pledge with respect to) all of such Grantor’s Collateral purported to be pledged by such Grantor hereunder, free and clear of any Liens, except for Permitted Liens.  No effective security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any government or public office, and no Grantor has filed or consented to the filing of any such statement or notice, except (a) UCC financing statements naming Administrative Agent as secured party or that have been terminated pursuant to applicable Law, (b) security instruments filed in the United States Copyright Office or the United States Patent and Trademark Office, as the case may be, naming Administrative Agent as secured party, and (c) as may be otherwise expressly permitted by the Credit Agreement in respect of other Permitted Liens.

4.2                                 Security Interests; Filings.  This Agreement, together with (a) the filing of duly completed and authorized UCC financing statements that (i) name each Grantor, as debtor, (ii) name Administrative Agent, as secured party, and (iii) describe such Grantor’s Collateral, in the jurisdictions set forth with respect to such Grantor on Schedule 4.2, (b) the filing of duly completed and executed agreements in the respective forms attached as Exhibits B, C and D with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, with regard to federally registered United States Copyright Collateral, Patent Collateral and Trademark Collateral, as the case may be, of each Grantor, (iii) the registration of transfer thereof to Administrative Agent on the issuer’s books or the execution by the issuer of a control agreement satisfying the requirements of Section 8-106 of the UCC with regard to uncertificated securities and investment property (other than certificated securities) included in the Collateral, (iv) with respect to any deposit account and securities account, the execution of control agreements covering the same, and (v) the delivery to Administrative Agent of all certificated securities and instruments included in the Collateral, together with undated stock powers or other applicable instruments of transfer duly executed in blank, creates, and at all times shall constitute a valid and perfected Lien upon the Collateral in favor of Administrative Agent, for the benefit of the Secured Parties, to the extent that Article 8 and 9 of the UCC are applicable thereto, superior and prior to the rights of all other Persons therein (except for holders of Permitted Liens), and no other or additional filings, registrations, recordings or actions are or shall be necessary in order to perfect or maintain the perfection and priority of such Lien, other than actions required with respect to Collateral of the types excluded from Articles 8 or 9 of the UCC or from the filing requirements of Article 9 of the UCC by reason of Sections 9-309, 9-310, 9-311 and 9-312 of the UCC, and other than continuation statements required under the UCC.

4.3                                 Grantor Information; Locations of Collateral.  As of the Closing Date, Schedule 4.3 sets forth, as to each Grantor, (a) its exact legal name as it appears in its organizational documents, its jurisdiction of organization, its federal tax identification number and to the extent such Grantor is organized in a jurisdiction that assigns such a number, its organizational identification number, (b) the address of its chief executive office, (c) the address of each of its other places of business, (d) the address of each location where all original invoices, ledgers, chattel paper, instruments and other records evidencing or relating to such Grantor’s Collateral are maintained, and (e) the address of each location at which any fixtures, equipment or inventory owned by such Grantor are kept or maintained.  Except as may be otherwise noted therein, all locations identified in Schedule 4.3 are leased by the applicable Grantor. As of the Closing Date, (i) No Grantor presently conducts business under any prior or other name or under any trade or fictitious name, except as set forth its name on Schedule 4.3, and (ii) no Grantor has entered into any agreement or granted any Lien within the past five years under any name other than its legal name or a trade or fictitious name set forth on Schedule 4.3.  If any trade or fictitious names are set forth on Schedule 4.3 with respect to any Grantor: (i) each such trade or fictitious name is a trade name and style by which such Grantor may identify and sell certain of its goods or services and conduct a portion of its business, (ii) all related accounts are owned solely by such Grantor and are subject to the Liens and other terms and provisions of this Agreement, and (iii) any dispute which may arise with account debtors with respect to the products invoiced under such trade or fictitious name are subject to the terms and provisions of this Agreement, all as though such trade or fictitious name did not exist.

4.4                                 Pledged Collateral.  Schedule 1.3(B) sets forth a complete and accurate list of all Pledged Collateral owned by each Grantor as of the Closing Date.  As of the Closing Date, each Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral set forth on Schedule 1.3(B) as being owned by it, free and clear of any Liens, except for Liens granted to Administrative Agent for the benefit of the Secured Parties. Each Grantor further represents and warrants that (i) all Pledged Equity Interests owned by it have been (to the extent such concepts are relevant with respect to such Pledged Equity Interests) duly authorized, validly issued, are fully paid and non assessable, (ii) with respect to any certificates delivered to Administrative Agent representing a Pledged Equity Interest, either such certificates constitute securities as a result of actions by the issuer or otherwise, or, if such certificates do not constitute securities, such Grantor has so informed Administrative Agent so that Administrative Agent may take steps to perfect its security interest therein as a general intangible, (iii) all such Pledged Collateral held by a securities intermediary is covered by a control agreement among such Grantor, such securities intermediary and Administrative Agent that satisfies the requirements of Section 8-106 of the UCC, and (iv) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any Governmental Authority or any other Person is required for the exercise by Administrative Agent of the voting, consensus or other rights, including remedial rights, provided for in this Agreement with respect to of any Pledged Collateral, except as may be required in connection with such disposition by Laws affecting the offering and sale of securities generally.

4.5                                 Documents of Title.  No bill of lading, warehouse receipt or other document or instrument of title is outstanding with respect to any Collateral.

4.6                                 Deposit Accounts.  Schedule 4.6 sets forth all deposit accounts of each Grantor as of the Closing Date.

4.7                                 Non-UCC Property.  If the aggregate value of all such property of Grantors of the types described in clauses (1), (2) and (3) of Section 9-311(a) of the UCC exceeds $450,000,

Grantors shall provide prompt written notice thereof to Administrative Agent and, upon the request of Administrative Agent, Grantors shall promptly (and in any event within thirty (30) days or such longer period as Administrative Agent may agree in its sole discretion) take such actions (at their own cost and expense) as may be required under the respective United States, state or other Laws referenced in Section 9-311(a) of the UCC to perfect the security interests granted herein in any Collateral where the filing of a financing statement does not perfect the security interest in such property in accordance with the provisions of Section 9-311(a) of the UCC.

SECTION 5
COVENANTS

Each Grantor covenants and agrees that until all Secured Obligations of each Grantor shall have been Paid in Full:

5.1                                 Delivery of Instruments, Certificated Securities and Chattel Paper.  If any amount payable under or in connection with any of the Collateral in excess of an amount equal to $100,000 (in the aggregate for all Grantors) shall be or become evidenced by any instrument, certificated security or chattel paper, such instrument, certificated security or chattel paper shall be immediately delivered to Administrative Agent, duly indorsed in a manner reasonably satisfactory to Administrative Agent, to be held as Collateral pursuant to this Agreement.  In the event that an Event of Default shall have occurred and be continuing, upon the request of Administrative Agent, any instrument, certificated security or chattel paper not theretofore delivered to Administrative Agent and at such time being held by any Grantor shall be immediately delivered to Administrative Agent, duly indorsed in a manner reasonably satisfactory to Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.2                                 Maintenance of Perfected Lien; Further Documentation.

(a)                                  Each Grantor shall maintain the Lien created by this Agreement as a perfected Lien having at least the priority described in Section 4.2 and shall defend such Lien against the claims and demands of all Persons (other than holders of Permitted Liens).

(b)                                 At any time and from time to time, upon the written request of Administrative Agent, and at the sole expense of such Grantor, each Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the UCC (or other similar Laws) in effect in any jurisdiction with respect to the Liens created hereby and (ii) in the case of investment property and any other relevant Collateral, taking any commercially reasonable actions necessary to enable Administrative Agent to obtain “control” (within the meaning of the UCC) with respect thereto and (iii) if requested by Administrative Agent, delivering, to the extent permitted by Law, any original certificate of title received by such Grantor from the applicable secretary of state or other governmental authority after information reflecting Administrative Agent’s Lien has been recorded therein.

5.3           Changes in Locations, Name, etc.  No Grantor shall, (a) in the case of clauses (ii) and (iii) below, except upon thirty (30) days’ prior written notice (or such shorter period as Administrative Agent may agree in writing in its sole discretion) to Administrative Agent and delivery to Administrative Agent of all additional financing statements and other documents reasonably requested by Administrative Agent as to the validity, perfection and priority of the Liens provided for herein and (b) if applicable, except upon delivery of a written supplement to Schedule 4.3 within thirty (30) days following the establishment of any new location setting forth any additional location at which inventory or equipment shall be kept:

(i)            permit any inventory or equipment (other than equipment in transit or out for repair) of such Grantor to be kept at any location other than those set forth on Schedule 4.3 (as supplemented from time to time); provided, that, up to $100,000 (in the aggregate for all Grantors) in fair market value of any inventory and equipment of Grantors may be kept at other locations;

(ii)           change its jurisdiction of organization or the location of its chief executive office from that set forth on Schedule 4.3 or in any subsequent notice delivered pursuant to this Section 5.3; or

(iii)          change its name, identity or corporate structure.

5.4           Accounts.  Other than in the ordinary course of business consistent with its past practice and in amounts which are not material, no Grantor shall (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account, or (v) amend, supplement or modify any account in any manner that could adversely affect in any material respect the value thereof.

5.5           Intellectual Property.

(a)           Each Grantor (either itself or through licensees or sublicensees, as applicable) will (i) continue to use each Trademark material to its business in order to maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain in a manner consistent with its past practice the quality of products and services offered under each such Trademark, (iii) use each such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of any such Trademark unless Administrative Agent, for the benefit of the Secured Parties, has obtained a perfected Lien on such Trademark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Trademark may become invalidated or otherwise impaired in any material respect.

(b)           Each Grantor (either itself or through licensees or sublicensees, as applicable ) will not do any act, or omit to do any act, whereby any Patent material to its business may become forfeited, invalidated, abandoned or dedicated to the public.

(c)           Each Grantor (either itself or through licensees or sublicensees, as applicable) will (i) employ each Copyright material to its business, and (ii) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Copyright may become invalidated or otherwise impaired or fall into the public domain.

(d)           No Grantor (either itself or through licensees or sublicensees, as applicable) will do any act that knowingly allows any Copyright Collateral, Patent Collateral or Trademark Collateral material to its business to infringe the intellectual property rights of any other Person , except to the extent such infringement could not reasonably be expected to have a Material Adverse Effect.

(e)           Each Grantor will notify Administrative Agent immediately if it knows, or has reason to know (i) that any application or registration relating to any Copyright Collateral, Patent Collateral or Trademark Collateral material to its business may become forfeited, abandoned or dedicated to the public, or (ii) of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or before any other Governmental Authority) regarding, such Grantor’s ownership of, or the validity of, any Copyright Collateral, Patent Collateral or Trademark Collateral material to its business, or such Grantor’s right to register the same or to own and maintain the same to the extent the same could reasonably be expected to have a Material Adverse Effect.

(f)            Whenever any Grantor, either by itself or through any agent, employee, licensee, sublicensee or designee, shall file an application for the registration of any Copyright, Patent or Trademark with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to Administrative Agent concurrently with the next delivery of financial statements of Borrower pursuant to Section 6.1(a) of the Credit Agreement and, upon the request of Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as Administrative Agent may reasonably request to evidence Administrative Agent’s Lien on such Copyright, Patent or Trademark, as the case may be, and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)           Such Grantor will take all commercially reasonable steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all Copyright Collateral, Patent Collateral and Trademark Collateral, in each case, to the extent the same is material to its business.

(h)           In the event that any Copyright Collateral, Patent Collateral or Trademark Collateral material to its business is infringed upon or misappropriated or diluted by a third party, each Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright Collateral, Patent Collateral or Trademark Collateral.

5.6           Other Matters.

(a)           Within ninety (90) days after the Closing Date (or such longer period as Administrative Agent may agree in writing and in its sole discretion), each Grantor shall use commercially reasonable efforts to cause to be delivered to Administrative Agent a Collateral

Access Agreement with respect to (a) each bailee with which such Grantor keeps inventory or equipment as of the Closing Date with a fair market value in excess of $300,000 and (b) each landlord which leases real property (and the accompanying facilities) to such Grantor as of the Closing Date.  Such ninety (90) day period may be extended or such requirement may be waived at the option of Administrative Agent.  If any Grantor shall (i) cause to be delivered inventory or equipment in excess of $300,000 in fair market value to any bailee after the Closing Date, or (ii) lease any real property or facilities and the value of property of such Grantor located at such leased real property is in excess of $300,000 in fair market value after the Closing Date, in each case such Grantor shall use commercially reasonable efforts to cause the applicable bailee or landlord to execute and deliver to Administrative Agent a Collateral Access Agreement.  Such requirement may be waived at the option of Administrative Agent.

(b)           Each Grantor shall, at any time and from time and to time, take such steps as Administrative Agent may reasonably request for Administrative Agent (i) to obtain “control” of any letter-of-credit rights, or electronic chattel paper (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes “control” for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Administrative Agent, and (ii) otherwise use commercially reasonable efforts to insure the continued perfection and priority of Administrative Agent’s security interest in any of the Collateral and of the preservation of its rights therein.  If any Grantor shall at any time, acquire a commercial tort claim, such Grantor shall promptly notify Administrative Agent thereof and supplement Schedule 3.1, therein providing a reasonable description and summary thereof, and upon delivery thereof to Administrative Agent, such Grantor shall be deemed to thereby grant to Administrative Agent (and such Grantor hereby grants to Administrative Agent) a Lien on to such commercial tort claim and all proceeds thereof, all upon the terms and provisions of and governed by this Agreement.

(c)           Without limiting the generality of the foregoing, if any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify Administrative Agent thereof and, at the request of Administrative Agent, shall take such action as Administrative Agent may reasonably request to vest in Administrative Agent “control” under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.  Administrative Agent agrees with the Grantors that Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to Administrative Agent and so long as such procedures will not result in Administrative Agent’s loss of control, for the Grantors to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by any Grantor with respect to such electronic chattel paper or transferable record

5.7           Pledged Equity Interests.

(a)           Except to the extent otherwise expressly permitted by the Credit Agreement, each Grantor will cause the Equity Interests pledged by it hereunder to constitute at all times 100% of the Equity Interests in each issuer thereof owned by such Grantor and unless Administrative Agent shall have given its prior written consent, no Grantor will cause or permit any such issuer to issue or sell any new Equity Interests to any Person other than such Grantor or another Credit Party, or cause, permit or consent to the admission of any other Person (other than a Credit Party) as a stockholder, partner or member of any such issuer.

(b)           If any Grantor shall, at any time and from time to time after the Closing Date, acquire any additional Equity Interests in any Person the same shall be pledged to Administrative Agent pursuant to Section 3.1, and such Grantor will forthwith pledge and deposit the same with Administrative Agent and deliver to Administrative Agent any certificates or instruments evidencing such Equity Interests, together with undated stock powers or other necessary instruments of transfer or assignment, duly executed in blank and in form and substance reasonably satisfactory to Administrative Agent, together with such other certificates and instruments as Administrative Agent may reasonably request, and will promptly thereafter deliver to Administrative Agent a fully completed and duly executed amendment to this Agreement in substantially the form of Exhibit E (each, a “Pledge Amendment”) in respect thereof. Each Grantor hereby authorizes Administrative Agent to attach each such Pledge Amendment to this Agreement, and agrees that all Pledged Collateral described in any Pledge Amendment shall for all purposes be deemed Pledged Collateral hereunder and shall be subject to the provisions hereof; provided, that, the failure of any Grantor to execute and deliver any Pledge Amendment with respect to any such additional Pledged Collateral as required hereinabove shall not impair the security interest of Administrative Agent in such Pledged Collateral or otherwise adversely affect the rights and remedies of Administrative Agent hereunder with respect thereto.

(c)           If any Pledged Equity Interests of any Grantor (whether now owned or hereafter acquired) are uncertificated securities, such Grantor will promptly notify Administrative Agent thereof and will promptly take and cause to be taken, and will (if the issuer of such uncertificated securities is a Person other than a Subsidiary of a Credit Party) use its commercially reasonable efforts to cause the issuer to take, all actions required under Articles 8 and 9 of the UCC and any other applicable Law, to enable Administrative Agent to acquire “control” (within the meaning of such term under Section 8-106 (or its successor provision) of the UCC) of such uncertificated securities and as may be otherwise necessary or deemed reasonably appropriate by Administrative Agent to perfect the security interest of Administrative Agent therein.

(d)           So long as no Event of Default shall have occurred and be continuing, each Grantor shall be entitled to exercise all voting and other consensual rights pertaining to its Pledged Equity Interests (subject to its obligations under Section 5.7(a)), and for that purpose Administrative Agent will execute and deliver or cause to be executed and delivered to each Grantor all such proxies and other instruments as such Grantor may reasonably request in writing to enable the Grantor to exercise such voting and other consensual rights; provided, that, each Grantor agrees that it will not cast any vote, give any consent, waiver or ratification, or take or fail to take any action, in any manner that could reasonably be expected to violate or be inconsistent in any material respect with any term or provision of this Agreement, the Credit Agreement or any other Loan Document, or have the effect of impairing in any material respect the position or interests of Administrative Agent or any other Secured Party.

(e)           So long as no Event of Default shall have occurred and be continuing (or would occur as a result thereof), and except as otherwise provided herein, all interest, income, dividends, distributions and other amounts payable in cash in respect of any Grantor’s Pledged Equity Interests may be paid to and retained by such Grantor; provided, that, all such interest, income, dividends, distributions and other amounts shall, at all times after the occurrence and during the continuance of an Event of Default, be paid to Administrative Agent and retained by Administrative Agent as part of the Collateral (except to the extent applied upon receipt to the repayment of Secured Obligations). Administrative Agent shall also be entitled at all times (whether or not during the continuance of an Event of Default) to receive directly, and to retain as part of the Collateral, (i) all additional Equity Interests or other securities or property (other than cash) paid or payable or distributed or distributable in respect of any Pledged Equity Interests in connection with any non-cash dividend, distribution, return of capital, spin-off, stock split, split-up, reclassification, combination of shares or interests or similar rearrangement, and (ii) without affecting any restrictions against such actions contained in the Credit Agreement, all Equity Interests or other securities or property (including cash) paid or payable or distributed or distributable in respect of any Equity Interests in connection with any consolidation, merger, exchange of securities, liquidation or other reorganization. All interest, income, dividends, distributions or other amounts that are received by any Grantor in violation of the provisions of this Section shall be received in trust for the benefit of the Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to Administrative Agent as Collateral in the same form as so received (with any necessary endorsements).

SECTION 6
REMEDIAL PROVISIONS

6.1           Remedies.  If an Event of Default shall have occurred and be continuing, Administrative Agent shall be entitled to exercise in respect of the Collateral all of its rights, powers and remedies provided for herein or otherwise available to it under any other Loan Document, by Law, in equity or otherwise, including all rights and remedies of a secured party under the UCC, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which each Grantor agrees are commercially reasonable:

(a)           To notify any or all account debtors or obligors under any accounts or other Collateral of the Lien in favor of Administrative Agent created hereby and to direct all such Persons to make payments of all amounts due thereon or thereunder directly to Administrative Agent or to an account designated by Administrative Agent; and in such instance and from and after such notice, all amounts and proceeds (including wire transfers, checks and other instruments) received by any Grantor in respect of any accounts or other Collateral shall be received in trust for the benefit of Administrative Agent hereunder, shall be segregated from the other funds of such Grantor and shall be forthwith deposited into such account or paid over or delivered to Administrative Agent in the same form as so received (with any necessary endorsements or assignments), to be held as Collateral and applied to the Secured Obligations as provided herein.

(b)           To take possession of, receive, endorse, assign and deliver, in its own name or in the name of any Grantor, all checks, notes, drafts and other instruments relating to any Collateral; to verify with account debtors or other contract parties the validity, amount or any other matter relating to any accounts or other Collateral, in its own name or in the name of any Grantor; to accelerate any indebtedness or other obligation constituting Collateral that may be accelerated in accordance with its terms; to take or bring all actions and suits deemed necessary or appropriate to effect collections and to enforce payment of any accounts or other Collateral; to settle, compromise or release in whole or in part any amounts owing on accounts or other Collateral; and to extend the time of payment of any and all accounts or other amounts owing under any Collateral and to make allowances and adjustments with respect thereto, all in the same manner and to the same extent as any Grantor might have done;

(c)           To notify any or all depository institutions with which any deposit accounts are maintained to remit and transfer all monies, securities and other property on deposit in such deposit accounts or deposited or received for deposit thereafter to Administrative Agent, for deposit into such account or accounts as may be designated by Administrative Agent, for application to the Secured Obligations as provided herein;

(d)           To transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to any Grantor and with or without disclosing that such Collateral is subject to the Lien created hereunder;

(e)           To require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Administrative Agent forthwith, assemble all or any part of the Collateral as directed by Administrative Agent and make it available to Administrative Agent at a place designated by Administrative Agent (it being understood that such obligations to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application of a court of equity having jurisdiction, Administrative Agent shall be entitled to a decree requiring specific performance of such obligation) and each Grantor further agrees that Administrative Agent shall have no obligation to clean up or otherwise prepare the Collateral for sale;

(f)            To enter and remain upon the premises of any Grantor and take possession of all or any part of the Collateral, with or without judicial process; to use the materials, services, books and records of any Grantor for the purpose of liquidating or collecting the Collateral, whether by foreclosure, auction or otherwise; and to remove the same to the premises of Administrative Agent or any designated agent for such time as Administrative Agent may desire, in order to effectively collect or liquidate the Collateral;

(g)           To exercise, to the extent permitted by applicable Law, (i) all voting, consensual and other rights and powers pertaining to the Pledged Equity Interests (whether or not transferred into the name of Administrative Agent), at any meeting of shareholders, partners, members or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Equity Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Equity Interests upon the merger, consolidation, reorganization, reclassification, combination of shares or interests, similar rearrangement or other similar fundamental change in the structure of the applicable issuer, or upon the exercise by any Grantor or Administrative Agent of any right, privilege or option pertaining to such Pledged Equity Interests), and in connection therewith, the right to deposit and deliver any and all of the Pledged Equity Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Administrative Agent may determine, and give all consents, waivers and ratifications in respect of the Pledged Equity Interests, all without liability except to account for any property actually received by it, but Administrative Agent shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in so doing; and for the foregoing purposes each Grantor will promptly execute and deliver or cause to be executed and delivered to Administrative Agent, upon request, all such proxies and other instruments as Administrative Agent may reasonably request to enable Administrative Agent to exercise such rights and powers; AND IN FURTHERANCE OF THE FOREGOING AND WITHOUT LIMITATION THEREOF, EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS ADMINISTRATIVE AGENT AS THE TRUE AND LAWFUL PROXY AND ATTORNEY-IN-FACT OF SUCH GRANTOR, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, TO EXERCISE ALL SUCH VOTING, CONSENSUAL AND OTHER RIGHTS AND POWERS TO WHICH ANY HOLDER OF ANY PLEDGED EQUITY INTERESTS WOULD BE ENTITLED BY VIRTUE OF HOLDING THE SAME, WHICH PROXY AND POWER OF ATTORNEY, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL BE EFFECTIVE UNTIL PAYMENT IN FULL; PROVIDED THAT ADMINISTRATIVE AGENT AGREES THAT IT SHALL NOT EXERCISE SUCH RIGHTS IN THE ABSENCE OF A CONTINUING EVENT OF DEFAULT; and

(h)           To sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels, on any securities exchange on which any Pledged Equity Interests may be listed, at public or private sale, at any of Administrative Agent’s offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Administrative Agent may deem satisfactory. If any of the Collateral is sold by Administrative Agent upon credit or for future delivery, Administrative Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Administrative Agent may resell such Collateral. In no event shall any Grantor be credited with any part of the proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by Administrative Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of any Grantor, and each Grantor hereby expressly waives, to the fullest extent permitted under applicable Law, all rights of redemption, stay or appraisal, and all rights to require Administrative Agent to marshal any assets in favor of such Grantor or any other Person or against or in payment of any or all of the Secured Obligations, that it has or may have under any rule of Law or statute now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except any notice required by Law, as referred to below), all of which are hereby expressly waived by each Grantor, shall be required in connection with any sale or other disposition of any part of the Collateral. If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable law, Administrative Agent shall give the applicable Grantor at least ten (10) days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice each Grantor agrees is commercially reasonable. Administrative Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public sale and, to the extent permitted by applicable Law, upon each private sale, Administrative Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Secured Obligations in lieu of cash as a credit on account of the purchase price for such Collateral. Administrative Agent may comply with any applicable state or federal Law requirements in connection with the sale or other disposition of the Collateral and each Grantor agrees that such compliance is commercially reasonable. Administrative Agent may sell or otherwise dispose of the Collateral without giving any warranties, specifically disclaiming any warranties of title or the like and each Grantor agrees that such disclaimer is commercially reasonable.

6.2           Application of Proceeds.  All proceeds collected by Administrative Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by Administrative Agent hereunder, shall be applied to the Secured Obligations in accordance with Section 2.9 of the Credit Agreement.  Each Grantor shall remain liable to the extent of any deficiency between the amount of all proceeds realized upon sale, other disposition or collection of the Collateral, and monies held as Collateral pursuant to this Agreement and the aggregate amount of the Secured Obligations. Upon any sale of any Collateral hereunder by Administrative Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt by Administrative Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Administrative Agent such officer or be answerable in any way for the misapplication thereof.

6.3           Grant of License.  Each Grantor hereby grants (to the extent not prohibited by the terms of any applicable license agreement) to Administrative Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Patent Collateral, Trademark Collateral or Copyright Collateral now owned or licensed or hereafter acquired or licensed by such Grantor, wherever the same may be located throughout the world, for such term or terms, on such conditions and in such manner as Administrative Agent shall determine, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license or sublicense by Administrative Agent shall be exercised, at the option of Administrative Agent, and only upon the occurrence and during the continuation of an Event of Default; provided, that, any license, sublicense or other transaction entered into by Administrative Agent in accordance herewith shall be binding upon each applicable Grantor notwithstanding any subsequent cure or waiver of an Event of Default.

6.4           Private Sale of Pledged Equity Interests.

(a)           Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities Laws as in effect from time to time, Administrative Agent may be compelled, with respect to any sale of all or any part of the Pledged Equity Interests conducted without registration or qualification under the Securities Act and such state securities Laws, to limit purchasers to any one or more Persons who will represent and agree, among other things, to acquire such Pledged Equity Interests for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be made in such manner and under such circumstances as Administrative Agent may deem necessary or advisable in its sole and absolute discretion, including at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and agrees that Administrative Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Pledged Equity Interests for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities Laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Pledged Equity Interests, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration. Each Grantor hereby waives any claims against Administrative Agent or any other Secured Party arising by reason of the fact that the price at which any Pledged Equity Interests may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if Administrative Agent accepts the first offer received and does not offer such Pledged Equity Interests to more than one offeree.

6.5           The Grantors Remain Liable.  Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable under all agreements, documents and instruments to which it is a party included within the Collateral (including, without limitation, all Equity Investment Agreements) to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Administrative Agent of any of its rights or remedies hereunder shall not release any Grantor from any of its obligations under any of such agreements, documents and instruments, and (iii) except as specifically provided for hereinbelow, neither Administrative Agent nor any other Secured Party shall have any obligation or liability by reason of this Agreement under any of such agreements, documents or instruments, nor shall Administrative Agent or any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. This Agreement shall not in any way be deemed to obligate Administrative Agent, any other Secured Party or any purchaser at a foreclosure sale under this Agreement to assume any of a Grantor’s obligations, duties or liabilities under any Investment Agreement, including, without limitation, any Grantor’s obligations, if any, to manage the business and affairs of the applicable partnership, joint venture, limited liability company, limited liability partnership or other issuer (collectively, the “Partner Obligations”), unless Administrative Agent or such other Secured Party or purchaser otherwise agrees in writing to assume any or all of such Partner Obligations. In the event of foreclosure by Administrative Agent hereunder, then except as provided in the preceding sentence, each applicable Grantor shall remain bound and obligated to perform its Partner Obligations and neither Administrative Agent nor any other Secured Party shall be deemed to have assumed any Partner Obligations. In the event Administrative Agent, any other Secured Party or any purchaser at a foreclosure sale elects to become a substitute partner or member in place of a Grantor, the party making such election shall adopt in writing such Equity Investment Agreement and agree to be bound by the terms and provisions thereof; and subject to the execution of such written agreement, each Grantor hereby irrevocably consents in advance to the admission of Administrative Agent, any other Secured Party or any such purchaser as a substitute partner or member to the extent of the Pledged Equity Interests acquired pursuant to such sale, and agrees to execute any agreements, documents or instruments and take any other action as may be necessary or as may be reasonably requested in connection therewith. The powers, rights and remedies conferred on Administrative Agent hereunder are solely to protect its interest and privilege in the Equity Investment Agreements, as Collateral, and shall not impose any duty upon it to exercise any such powers, rights or remedies.

6.6           Waivers.  Each Grantor, to the greatest extent not prohibited by applicable Law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of Law or statute now or hereafter in effect (including, without limitation, any right to prior notice or judicial hearing in connection with Administrative Agent’s possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption Law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such Laws and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to Administrative Agent, but that it will permit the execution of every such power as though no such Laws were in effect, (ii) waives all rights that it has or may have under any applicable rule of Law or statute now existing or hereafter adopted to require Administrative Agent to marshal any Collateral or other assets in favor of such Grantor or any other party or against or in payment of any or all of the Secured Obligations, and (iii) waives all rights that it has or may have under any rule of Law or statute now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein or in the other Loan Documents) or to require Administrative Agent to pursue any third party for any of the Secured Obligations.

SECTION 7
ADMINISTRATIVE AGENT

7.1           Administrative Agent; Standard of Care.  Administrative Agent will hold all items of Collateral at any time received under this Agreement in accordance with the provisions hereof and the other Loan Documents. The obligations of Administrative Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Loan Documents, are only those expressly set forth in this

Agreement and the other Loan Documents. Administrative Agent, to the extent required under the Credit Agreement, shall act hereunder at the direction, or with the consent, of the Required Lenders or all Lenders, as the case may be, on the terms and provisions, and subject to the conditions, in each case set forth in the Credit Agreement. The powers conferred on Administrative Agent hereunder are solely to protect its interest, on behalf of the Secured Parties, in the Collateral, and shall not impose any duty upon it to exercise any such powers. Except for treatment of the Collateral in its possession in the same manner as that which Administrative Agent, in its individual capacity, accords its own property of a similar nature for its own account, and the accounting for moneys actually received by it hereunder, Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither Administrative Agent nor any other Secured Party shall be liable to any Grantor (a) for any loss or damage sustained by such Grantor, or (b) for any loss, damage, depreciation or other diminution in the value of any of any Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by Administrative Agent or any other Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of Administrative Agent or any other Secured Party, except, in each case, to the extent that the same is caused by its own gross negligence or willful misconduct.

7.2           Further Assurances; Attorney-in-Fact.

(a)           Each Grantor agrees that it will join with Administrative Agent to execute and, at its own expense, file and refile under the UCC such financing statements, continuation statements and other documents and instruments in such offices as Administrative Agent may reasonably deem necessary or appropriate, and wherever required or permitted by applicable Law, in order to perfect and preserve Administrative Agent’s Lien on the Collateral, and hereby authorizes Administrative Agent to sign and file financing statements and amendments thereto relating to all or any part of the Collateral (including, without limitation, information required by Part 5 of Article 9 of the UCC and which may describe the Collateral as “all personal property” of such Grantor or “all assets” of such Grantor or words of similar import) without the signature of such Grantor, and agrees to do such further acts and things (including, without limitation, making any notice filings with state tax or revenue authorities required to be made by account creditors in order to enforce any accounts in such state) and to execute and deliver to Administrative Agent such additional conveyances, assignments, agreements and instruments as Administrative Agent may reasonably require or deem advisable to perfect, establish, confirm and maintain the Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto Administrative Agent its rights, powers and remedies hereunder. Each Grantor hereby ratifies and approves all financing statements naming Administrative Agent or its designee as secured party and any Grantor as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Administrative Agent prior to the date hereof and ratifies and confirms the authorization of Administrative Agent to file such financing statements (and amendments, if any). Each Grantor hereby authorizes Administrative Agent to adopt on behalf of the Grantors any symbol required for authenticating any electronic filing. In no event shall any Grantor at any time prior to Payment in Full file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Administrative Agent or its designee as secured party and any Grantor as debtor.

(b)           Each Grantor hereby irrevocably appoints Administrative Agent its lawful attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Administrative Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable until Payment in Full), from time to time in Administrative Agent’s discretion after the occurrence and during the continuance of an Event of Default (except for the actions described in clause (vii) below which may be taken by Administrative Agent without regard to whether an Event of Default has occurred or is continuing) to take any action and to execute any instruments that Administrative Agent may reasonably deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

(i)            to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(ii)           to receive, endorse and collect any checks, drafts, instruments, chattel paper and other orders for the payment of money made payable to such Grantor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

(iii)          to obtain, maintain and adjust any property or casualty insurance required to be maintained by the Grantor pursuant to the Credit Agreement and direct the payment of proceeds thereof to Administrative Agent;

(iv)          to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Administrative Agent in its sole discretion, any such payments made by Administrative Agent to become Secured Obligations of the Grantors, due and payable immediately and without demand;

(v)           to file any claims or take any action or institute any proceedings that Administrative Agent may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of Administrative Agent with respect to any of the Collateral;

(vi)          to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though Administrative Agent were the absolute owner of the Collateral for all purposes, and to do from time to time, at Administrative Agent’s option and the Grantors’ expense, all other acts and things deemed necessary by Administrative Agent to protect, preserve or realize upon the Collateral and to more completely carry out the purposes of this Agreement; and

(vii)         to sign the name of such Grantor on any financing statement, continuation statement, notice or other similar document that, in the opinion of Administrative Agent, should be made or filed in order to perfect or continue to perfect the security interest granted under this Agreement.

(c)           If any Grantor fails to perform any covenant or agreement contained in this Agreement after written request to do so by Administrative Agent (provided, that, no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), Administrative Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its Lien thereon, and the reasonable expenses so incurred in connection therewith shall be payable by the Grantors pursuant to the Credit Agreement.

SECTION 8
MISCELLANEOUS

8.1           Amendments.  No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless in writing signed by Administrative Agent and each Grantor.

8.2           Notices.  All notices and other communications provided for herein shall be addressed to Borrower (on behalf of all Grantors) and effected in the manner provided for in Section 10.8 of the Credit Agreement.

8.3           Successors; Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Grantor may assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender, except in connection with a transaction permitted under the Credit Agreement. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than Lenders and their respective successors and assigns permitted by the Credit Agreement) any legal or equitable right, remedy or claim under or by reason of this Agreement.

8.4           Survival.  All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

8.5           No Waivers.  No failure or delay by Administrative Agent or any Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

8.6           Enforcement.  By its acceptance of the benefits of this Agreement, each Secured Party agrees that, notwithstanding any other term or provision hereof, this Agreement may be enforced only by Administrative Agent, acting upon the instructions or with the consent of the Lenders to the extent provided for in Section 9 of the Credit Agreement, and that no Secured

Party shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral or other security given to secure the payment, performance or observance of any Secured Obligations.

8.7           Severability.  In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

8.8           Headings.  Headings and captions used in this Agreement (including in exhibits and Schedules hereto) are included for convenience of reference only and shall not be given any substantive effect.

8.9           Marshaling; Payments Set Aside.  Neither Administrative Agent nor any Secured Party shall be under any obligation to marshal any assets in payment of any or all of the Secured Obligations. To the extent that Borrower or any other Grantor makes any payment or Administrative Agent enforces its Liens or Administrative Agent or any Secured Party exercises its right of set-off, and such payment or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Secured Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

8.10         GOVERNING LAW; SUBMISSION TO JURISDICTION.

(a)           THIS AGREEMENT AND ALL MATTERS RELATING HERETO OR ARISING HEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

(b)           EACH GRANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS.  EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON-CONVENIENS.  EACH GRANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT.

8.11         WAIVER OF JURY TRIAL.  EACH OF THE GRANTORS AND ADMINISTRATIVE AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR

RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH OF THE GRANTORS AND ADMINISTRATIVE AGENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH OF THE GRANTORS AND ADMINISTRATIVE AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

8.12         Counterparts; Integration.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Signatures delivered by facsimile and other electronic transmission shall bind the parties hereto.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

8.13         No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement

8.14         Termination; Reinstatement.  This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until Payment in Full.  This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the assets or property of any Grantor, and shall continue to be effective or be reinstated, as the case may be, if at any time the payment, observance or performance of the Secured Obligations, or any part thereof is, pursuant to applicable Law, rescinded or reduced in amount, or shall otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment, observance or performance, as the case may be, had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Remainder of Page Intentionally Left Blank

- Signature Page(s) Follow -

Each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

GRANITE CITY FOOD & BREWERY LTD., a Minnesota corporation

By:	/s/ Steven J. Wagenheim
Name:	Steven J. Wagenheim
Title:	President and Chief Executive Officer

GUARANTOR:

GRANITE CITY RESTAURANT OPERATIONS, INC., a Minnesota corporation

By:	/s/ Steven J. Wagenheim
Name:	Steven J. Wagenheim
Title:	President and Chief Executive Officer

GRANITE CITY — ARKANSAS, INC., an Arkansas corporation

By:	/s/ Steven J. Wagenheim
Name:	Steven J. Wagenheim
Title:	President and Chief Executive Officer

GRANITE CITY — ORLAND PARK, INC., an Illinois corporation

By:	/s/ Steven J. Wagenheim
Name:	Steven J. Wagenheim
Title:	President and Chief Executive Officer

GRANITE CITY — CREVE COEUR, INC., a Missouri corporation

By:	/s/ Steven J. Wagenheim
Name:	Steven J. Wagenheim
Title:	President and Chief Executive Officer

Each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written

GRANITE CITY — ROCKFORD, INC., an Illinois corporation

By:	/s/ Steven J. Wagenheim
Name:	Steven J. Wagenheim
Title:	President and Chief Executive Officer

GRANITE CITY — PEORIA, INC., an Illinois corporation

By:	/s/ Steven J. Wagenheim
Name:	Steven J. Wagenheim
Title:	President and Chief Executive Officer

GRANITE CITY OF INDIANA, INC., an Indiana corporation

By:	/s/ Steven J. Wagenheim
Name:	Steven J. Wagenheim
Title:	President and Chief Executive Officer

GRANITE CITY OF OHIO, INC., an Ohio corporation

By:	/s/ Steven J. Wagenheim
Name:	Steven J. Wagenheim
Title:	President and Chief Executive Officer

GRANITE CITY OF KANSAS LTD., a Kansas corporation

By:	/s/ Steven J. Wagenheim
Name:	Steven J. Wagenheim
Title:	President and Chief Executive Officer

The undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

ADMINISTRATIVE AGENT:

FIFTH THIRD BANK, an Ohio banking corporation, as Administrative Agent

By:	/s/ Aaron L. Markos
Name:	Aaron L. Markos
Title:	Vice President

EXHIBIT A

TO

GUARANTY, PLEDGE AND SECURITY AGREEMENT

FORM OF GUARANTOR JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”) dated as of [                   , 20       ] is executed and delivered by [                                , a                            ] (“New Guarantor”), in favor of FIFTH THIRD BANK, in its capacity as administrative agent (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”) for all Lenders under the Credit Agreement referred to below.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

RECITALS:

WHEREAS, Granite City Food & Brewery Ltd., a Minnesota corporation (“Borrower”), Lenders and Administrative Agent are parties to a certain Credit Agreement dated as of May 10, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), pursuant to which Lenders have agreed to make loans and other credit accommodations to or for the account of Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Credit Agreement, Borrower and the other Credit Parties (as such term is defined in Guaranty, Pledge and Security Agreement) have executed and delivered in favor of Administrative Agent for the benefit of the Secured Parties (as such term is defined in the Guaranty, Pledge and Security Agreement) a certain Guaranty, Pledge and Security Agreement dated as of May 10, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Guaranty, Pledge and Security Agreement”);

WHEREAS, in order to induce Administrative Agent and Lenders to continue to make loans and other credit accommodations to or for the account of Borrower pursuant to the Credit Agreement, New Guarantor is required to execute and deliver this Agreement in favor of Administrative Agent for the benefit of the Secured Parties in order to, among other things, join New Guarantor as a party to the Guaranty, Pledge and Security Agreement; and

WHEREAS, New Guarantor will obtain substantial direct and indirect benefits as a result of such loans and other credit accommodations, which benefits are hereby acknowledged by New Guarantor;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, New Guarantor and Administrative Agent agree as follows:

1.             Joinder.

1.1           New Guarantor hereby acknowledges and agrees that, effective as of the date hereof, upon receipt by Administrative Agent of a copy of this Agreement duly executed and delivered by New Guarantor, (a) New Guarantor shall constitute for all purposes, in each case as if New Guarantor had been an original signatory thereto, (i) a “Guarantor” and one of the “Guarantors” under and pursuant to the Guaranty, Pledge and Security Agreement, and (ii) a “Grantor” and one of “Grantors” under and pursuant to the Guaranty, Pledge and Security Agreement, and (b) all references in the Guaranty, Pledge and Security Agreement to the terms “Guarantor” or “Guarantors,” and “Grantor” or “Grantors” shall be deemed to include New Guarantor.  Without limiting the generality of the foregoing, New Guarantor hereby (A) repeats and reaffirms all covenants, agreements, representations and warranties of a Guarantor and a Grantor contained the Guaranty, Pledge and Security Agreement, in each case to the extent applicable to a Guarantor or a Grantor, (B) severally and jointly with all other Guarantors unconditionally and irrevocably, as a primary obligor and not solely as a surety, guarantees the full and prompt payment, performance and observance when due, whether at maturity or earlier, by reason of acceleration or otherwise, and in accordance with the terms and provisions of the Credit Agreement and each of the other Loan Documents, of all Guaranteed Obligations (as such term is defined in the Guaranty, Pledge and Security Agreement) of New Guarantor, on the terms set forth in Section 2 of the Guaranty, Pledge and Security Agreement, and (C) to secure the prompt and complete payment, performance and observance when due (whether at stated maturity, by acceleration or otherwise) of all Secured Obligations of New Guarantor, hereby grants to Administrative Agent for the benefit of the Secured Parties a continuing security interest in (and right of setoff against) all Collateral of such Grantor, whether now owned and existing or hereafter acquired or arising and wheresoever located.

1.2           Attached as Annex A hereto are certain revised Schedules Guaranty, Pledge and Security Agreement (“Revised Schedules”).  Each of Borrower, New Guarantor and each of the other Guarantors hereby (i) agrees that, as of the date hereof, the Revised Schedules replace in their entirety the corresponding existing Schedules to the Guaranty, Pledge and Security Agreement, and (ii) represents and warrants to Administrative Agent and each of the Secured Parties that, after giving effect to this Agreement and the Revised Schedules, the representations and warranties of each Credit Party contained in the Loan Documents are true, correct and complete in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date of this Agreement, except to the extent that any such representation or warranty relates to a specific date, in which case such representation or warranty remains true, correct and complete in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.

2.             Further Assurances.  Each of Borrower, New Guarantor and each of the other Guarantors shall, at its own cost and expense, take, execute, acknowledge and deliver all such further acts, documents and assurances as may from time to time be necessary or as Administrative Agent may from time to time reasonably request in order to carry out the intent and purposes of this Agreement and the transactions contemplated hereby, including all such actions to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Administrative Agent for the benefit of the Secured Parties on all Collateral of New Guarantor.

3.             Miscellaneous.

3.1           Except as expressly modified hereby, the Guaranty, Pledge and Security Agreement shall remain in full force and effect in accordance with its terms.

3.2           No reference to this Agreement need be made in the Credit Agreement, the Guaranty, Pledge and Security Agreement or any other Loan Document (or in any other agreement, document or instrument that refers to any of the foregoing) and, from and after the date hereof, each reference to the Guaranty, Pledge and Security Agreement contained in the Credit Agreement, the Guaranty, Pledge and Security Agreement and each other Loan Document (and in each other agreement, document or instrument that refers to any of the foregoing) shall constitute a reference to the Guaranty, Pledge and Security Agreement, as modified hereby.

3.3           This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures and hereto were upon the same instrument.  Signatures delivered by facsimile and other electronic transmission shall bind the parties delivering the same.  This Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties hereto, and supersede any and all prior agreements and understandings, oral or written, in each case relating to the subject matter hereof.

3.4           THIS AGREEMENT AND ALL MATTERS RELATING HERETO OR ARISING HEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

Remainder of Page Intentionally Left Blank

- Signature Page(s) Follow -

Each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

NEW GUARANTOR:

[ ], a [ ]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

GRANITE CITY FOOD & BREWERY LTD., a Minnesota corporation, as Borrower	GRANITE CITY RESTAURANT OPERATIONS, INC., a Minnesota corporation, as a Guarantor

By:	By:
Name:	Name:
Title:	Title:

GRANITE CITY — ARKANSAS, INC., an Arkansas corporation, as a Guarantor	GRANITE CITY — PEORIA, INC., an Illinois corporation, as a Guarantor

By:	By:
Name:	Name:
Title:	Title:

GRANITE CITY — ORLAND PARK, INC., an Illinois corporation, as a Guarantor	GRANITE CITY OF INDIANA, INC., an Indiana corporation, as a Guarantor

By:	By:
Name:	Name:
Title:	Title:

GRANITE CITY — CREVE COEUR, INC., a Missouri corporation, as a Guarantor	GRANITE CITY OF OHIO, INC., an Ohio corporation, as a Guarantor

By:	By:
Name:	Name:
Title:	Title:

GRANITE CITY — ROCKFORD, INC., an Illinois corporation, as a Guarantor	GRANITE CITY OF KANSAS LTD., a Kansas corporation, as a Guarantor

By:	By:
Name:	Name:
Title:	Title:

[ ], a [ ],
as a Guarantor

By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED AS OF THE DATE FIRST ABOVE WRITTEN:

FIFTH THIRD BANK, an Ohio banking corporation, as Administrative Agent

By:
Name:
Title:

ANNEX A

TO

GUARANTOR JOINDER AGREEMENT

REVISED GUARANTY, PLEDGE AND SECURITY AGREEMENT SCHEDULES

Attached.

EXHIBIT B

TO

GUARANTY, PLEDGE AND SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Agreement”) dated as of [              , 20      ] is executed and delivered by [                        , a                        ] (“Grantor”), in favor of FIFTH THIRD BANK, in its capacity as administrative agent (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”) for Secured Parties under the Guaranty, Pledge and Security Agreement referred to below.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Guaranty, Pledge and Security Agreement.

RECITALS:

WHEREAS, Grantor has adopted, used and is using the Copyrights set forth on Annex 1 hereto, which Copyrights are registered with the United States Copyright Office (collectively, the “Registered Copyrights”);

WHEREAS, Grantor has executed and delivered in favor of Administrative Agent for the benefit of the Secured Parties a certain Guaranty, Pledge and Security Agreement dated as of May 10, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Guaranty, Pledge and Security Agreement”); and

WHEREAS, pursuant to the Guaranty, Pledge and Security Agreement, Grantor has granted to Administrative Agent for the benefit of the Secured Parties a security interest in, among other things, all right, title and interest of Grantor in and to each of the Registered Copyrights to secure the prompt and complete payment, performance and observance of all Grantor’s Secured Obligations;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Grantor agrees as follows:.

1.             Incorporation of Guaranty, Pledge and Security Agreement.  The Guaranty, Pledge and Security Agreement, and the terms and provisions thereof, are hereby incorporated herein in their entirety by this reference thereto.

2.             Grant and Reaffirmation of Grant of Security Interests.  To secure the prompt and complete payment, performance and observance of all Grantor’s Secured Obligations, Grantor hereby grants to Administrative Agent for the benefit of the Secured Parties (and hereby ratifies, confirms and reaffirms its grant pursuant to the Guaranty, Pledge and Security Agreement of) a continuing security interest in all of the following property and interests in property of Grantor, whether now owned and existing or hereafter acquired or arising:

(a)           all of the Registered Copyrights, and all copyright registrations and applications for copyright registration (including, without limitation, all recordings, supplemental registrations and derivative or collective work registrations), and all renewals and extensions, in each case in respect thereof, whether published or unpublished, together with all reissues, continuations and extensions thereof; and

(b)           all proceeds of the foregoing, including, without limitation, all general intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to the Registered Copyrights.

3.             Governing Law.  This Agreement is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State, without regard to conflicts of laws principles.

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- Signature Page(s) Follow -

IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed and delivered as of the date first above written.

[ ], a [ ]

By:
Name:
Title:

ANNEX 1

TO

COPYRIGHT SECURITY AGREEMENT

REGISTERED COPYRIGHTS

Copyright Registrations

Registration
Title	Number	Registration Date	Jurisdiction

Copyright Applications

Title	Application Number	Application Date	Jurisdiction

EXHIBIT C

TO

GUARANTY, PLEDGE AND SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT (this “Agreement”) dated as of [                  , 20      ] is executed and delivered by [                     , a                        ] (“Grantor”), in favor of FIFTH THIRD BANK, in its capacity as administrative agent (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”) for Secured Parties under the Guaranty, Pledge and Security Agreement referred to below.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Guaranty, Pledge and Security Agreement.

RECITALS:

WHEREAS, Grantor owns the letters patent and/or applications for letters patent of the United States set forth on Annex 1 hereto (collectively, the “Registered Patents”);

WHEREAS, Grantor have executed and delivered in favor of Administrative Agent for the benefit of the Secured Parties a certain Guaranty, Pledge and Security Agreement dated as of May 10, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Guaranty, Pledge and Security Agreement”); and

WHEREAS, pursuant to the Guaranty, Pledge and Security Agreement, Grantor has granted to Administrative Agent for the benefit of the Secured Parties a security interest in, among other things, all right, title and interest of Grantor in and to each of the Registered Patents to secure the prompt and complete payment, performance and observance of all Grantor’s Secured Obligations;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Grantor agrees as follows:.

1.             Incorporation of Guaranty, Pledge and Security Agreement.  The Guaranty, Pledge and Security Agreement, and the terms and provisions thereof, are hereby incorporated herein in their entirety by this reference thereto.

2.             Grant and Reaffirmation of Grant of Security Interests.  To secure the prompt and complete payment, performance and observance of all Grantor’s Secured Obligations, Grantor hereby grants to Administrative Agent for the benefit of the Secured Parties (and hereby ratifies, confirms and reaffirms its grant pursuant to the Guaranty, Pledge and Security Agreement of) a continuing security interest in all of the following property and interests in property of Grantor, whether now owned and existing or hereafter acquired or arising:

(a)           all of the Registered Patents, and all recordings and registrations thereof and applications therefor, including, without limitation, the inventions described therein, and all reissues, continuations, divisions, renewals, extensions and continuations-in part thereof; and

(b)           all proceeds of the foregoing, including, without limitation, all general intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to the Registered Patents.

3.             Governing Law.  This Agreement is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State, without regard to conflicts of laws principles.

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- Signature Page(s) Follow -

IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed and delivered as of the date first above written.

[ ], a [ ]

By:
Name:
Title:

ANNEX 1

TO

PATENT SECURITY AGREEMENT

REGISTERED PATENTS

Patent Registrations

Patent Title	Patent Number	Issue Date	Jurisdiction

Patent Applications

Patent Application Title (if Published)	Patent Application Serial Number	Patent Application Date	Jurisdiction

EXHIBIT D

TO

GUARANTY, PLEDGE AND SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Agreement”) dated as of [                , 20       ] is executed and delivered by [                     , a                       ] (“Grantor”), in favor of FIFTH THIRD BANK, in its capacity as administrative agent (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”) for Secured Parties under the Guaranty, Pledge and Security Agreement referred to below.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Guaranty, Pledge and Security Agreement.

RECITALS:

WHEREAS, Grantor has adopted, used and is using the Trademarks set forth on Annex 1 hereto (collectively, the “Registered Trademarks”);

WHEREAS, Grantor has executed and delivered in favor of Administrative Agent for the benefit of the Secured Parties a certain Guaranty, Pledge and Security Agreement dated as of May 10, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Guaranty, Pledge and Security Agreement”); and

WHEREAS, pursuant to the Guaranty, Pledge and Security Agreement, Grantor has granted to Administrative Agent for the benefit of the Secured Parties a security interest in, among other things, all right, title and interest of Grantor in and to each of the Registered Trademarks to secure the prompt and complete payment, performance and observance of all Grantor’s Secured Obligations;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Grantor agrees as follows:.

1.             Incorporation of Guaranty, Pledge and Security Agreement.  The Guaranty, Pledge and Security Agreement, and the terms and provisions thereof, are hereby incorporated herein in their entirety by this reference thereto.

2.             Grant and Reaffirmation of Grant of Security Interests.  To secure the prompt and complete payment, performance and observance of all Grantor’s Secured Obligations, Grantor hereby grants to Administrative Agent for the benefit of the Secured Parties (and hereby ratifies, confirms and reaffirms its grant pursuant to the Guaranty, Pledge and Security Agreement of) a continuing security interest in all of the following property and interests in property of Grantor, whether now owned and existing or hereafter acquired or arising:

(a)           all of the Registered Trademarks, all recordings and registrations thereof and applications therefor, all renewals and extensions thereof, all rights corresponding thereto, and all goodwill associated therewith or symbolized thereby; and

(b)           all proceeds of the foregoing, including, without limitation, all general intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to the Registered Trademarks.

3.             Governing Law.  This Agreement is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State, without regard to conflicts of laws principles.

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- Signature Page(s) Follow -

IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed and delivered as of the date first above written.

[ ], a [ ]

By:
Name:
Title:

ANNEX 1

TO

TRADEMARK SECURITY AGREEMENT

REGISTERED TRADEMARKS

Trademark Registrations

Trademark	Registration Number	Registration Date	Jurisdiction

Trademark Applications

Trademark	Application Number	Application Date	Jurisdiction

EXHIBIT E

TO

GUARANTY, PLEDGE AND SECURITY AGREEMENT

FORM OF PLEDGE AMENDMENT

This PLEDGE AMENDMENT (this “Pledge Amendment”), dated as of [                  , 20     ], is delivered by [NAME OF GRANTOR] (“Grantor”) pursuant to Section 5.7 of the Guaranty, Pledge and Security Agreement referred to below.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Guaranty, Pledge and Security Agreement.

Grantor hereby agrees that (a) this Pledge Amendment may be attached to that certain Guaranty, Pledge and Security Agreement dated as of May 10, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Guaranty, Pledge and Security Agreement”), made by Grantor and certain affiliates of Grantor named therein in favor of Fifth Third Bank, as Administrative Agent for the Secured Parties, and (b) effective as of the date hereof, the Equity Interests set forth on Annex A to this Pledge Amendment shall be deemed to constitute Pledged Equity Interests of such Grantor under and for all purposes of the Guaranty, Pledge and Security Agreement, and shall become part of the Pledged Collateral, and shall secure the prompt and complete payment, performance and observance of all Secured Obligations of Grantor as provided in the Security Agreement. This Pledge Amendment and its attachments are hereby incorporated by this reference thereto into the Guaranty, Pledge and Security Agreement and made a part thereof.

This Pledge Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures and hereto were upon the same instrument.  Signatures delivered by facsimile and other electronic transmission shall bind the parties delivering the same.  This Pledge Amendment and the other Loan Documents constitute the entire agreement and understanding among the parties hereto, and supersede any and all prior agreements and understandings, oral or written, in each case relating to the subject matter hereof.

This Pledge Amendment is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State, without regard to conflicts of laws principles.

Remainder of Page Intentionally Left Blank

- Signature Page(s) Follow -

IN WITNESS WHEREOF, Grantor has caused this Pledge Amendment to be duly executed and delivered as of the date first above written.

GRANTOR:

[ ], a [ ]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

FIFTH THIRD BANK, an Ohio Banking corporation, as Administrative Agent

By:
Name:
Title:

ANNEX A

TO

PLEDGE AMENDMENT

EQUITY INTERESTS

Name of Issuer	Type of Interests	Certificate No. (if applicable)	No. of Shares/Units (if applicable)	Percentage of Outstanding Interests in Issuer

SCHEDULE 1.3(A)

TO

GUARANTY, PLEDGE AND SECURITY AGREEMENT

ASSIGNED AGREEMENTS

Fountain Support Agreement dated March 2, 2009 by and between Dr Pepper/Seven Up, Inc. and Granite City Food & Brewery

Fountain Beverage Sales Agreement dated November 1, 2005 by and between Pepsi-Cola Fountain Company, Inc. and Granite City Food & Brewery Ltd.,(1) as amended by that certain Amendment dated April 20, 2006, as further amended by that certain Amendment #2 dated March 17, 2009(2)

Master Distribution Agreement “Customer Services Agreement” dated as of December 10, 2008 by and between SYSCO CORPORATION and Granite City Food & Brewery Ltd., as amended by that certain Amendment effective as of July 2009(3)

Sysco Specialty Meat Companies Meat Agreement dated March 23, 2010 by and between Sysco Specialty Meat Companies and Granite City Food & Brewery Ltd.

License Agreement dated January 11, 2011 between Granite City Food & Brewery Ltd. and Caffe Connection, Inc. / CC Holdings, Inc.

Master Agreement dated October 30, 2008 by and between Granite City Food & Brewery Ltd. and Granite City of Kansas Ltd.

Master Agreement dated April 30, 2007 by and between Granite City Food & Brewery Ltd. and Granite City — Rockford, Inc.

Master Agreement dated August 17, 2007 by and between Granite City Food & Brewery Ltd. and Granite City of Ohio, Inc.

Master Agreement dated September 6, 2007 by and between Granite City Food & Brewery Ltd. and Granite City of Indiana, Inc.

Master Agreement dated May 30, 2007 by and between Granite City Food & Brewery Ltd. and Granite City — Peoria, Inc.

Master Agreement dated June 7, 2007 by and between Granite City Food & Brewery Ltd. and Granite City — Arkansas, Inc.

Master Agreement dated June 19, 2007 by and between Granite City Food & Brewery Ltd. and Granite City — Creve Coeur, Inc.

Master Agreement dated May 30, 2007 by and between Granite City Food & Brewery Ltd. and Granite City — Orland Park, Inc.

SCHEDULE 1.3(B)

TO

GUARANTY, PLEDGE AND SECURITY AGREEMENT

PLEDGED COLLATERAL

PLEDGED EQUITY INTERESTS:

Grantor	Name of Issuer	Type of Interest	Certificate No. (if applicable)	No. of Shares/Units (if applicable)	Percentage of Outstanding Equity Interests in Issuer
Granite City Food & Brewery Ltd.	Granite City — Arkansas, Inc.	Common stock	1	100	100%
Granite City Food & Brewery Ltd.	Granite City — Orland Park, Inc.	Common stock	1	100	100%
Granite City Food & Brewery Ltd.	Granite City — Rockford, Inc.	Common stock	1	100	100%
Granite City Food & Brewery Ltd.	Granite City — Peoria, Inc.	Common stock	1	100	100%
Granite City Food & Brewery Ltd.	Granite City — Creve Coeur, Inc.	Common stock	1	100	100%
Granite City Food & Brewery Ltd.	Granite City of Indiana, Inc.	Common stock	1	100	100%
Granite City Food & Brewery Ltd.	Granite City of Ohio, Inc.	Common stock	1	100	100%
Granite City Food & Brewery Ltd.	Granite City Restaurant Operations, Inc.	Common stock	1	100	100%
Granite City Restaurant Operations, Inc.	Granite City of Kansas Ltd.	Common stock	3	49	50%

PLEDGED NOTES:

None.

SCHEDULE 3.1

TO

GUARANTY, PLEDGE AND SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

None.

SCHEDULE 4.2

TO

GUARANTY, PLEDGE AND SECURITY AGREEMENT

FILING LOCATIONS

Name of Grantor	Secretary of State	County Office

Granite City Food & Brewery Ltd.	Minnesota	Cass County, North Dakota

Granite City Restaurant Operations, Inc.	Minnesota	Oakland County, Michigan

Granite City — Arkansas, Inc.	Arkansas	N/A

Granite City — Orland Park, Inc.	Illinois	N/A

Granite City — Rockford, Inc.	Illinois	N/A

Granite City — Peoria, Inc.	Illinois	N/A

Granite City — Creve Coeur, Inc.	Missouri	N/A

Granite City of Indiana, Inc.	Indiana	N/A

Granite City of Ohio, Inc.	Ohio	N/A

Granite City of Kansas Ltd.	Kansas	N/A

SCHEDULE 4.3

TO

GUARANTY, PLEDGE AND SECURITY AGREEMENT

GRANTOR INFORMATION; LOCATIONS OF GRANTORS’ CHIEF EXECUTIVE OFFICES, RECORDS
RELATING TO COLLATERAL AND EQUIPMENT AND INVENTORY, ETC.

Legal Name	Jurisdiction of Organization	Organization Identification Number	Federal Tax Identification Number	Chief Executive Office	Records relating to Collateral	Locations of Inventory and Equipment	Trade or Prior Names (5 years)
Granite City Food & Brewery Ltd.	Minnesota	9S-463	41-1883639	5402 Parkdale Drive Suite 101 St. Louis Park, MN 55416	5402 Parkdale Drive Suite 101 St. Louis Park, MN 55416	See below	Granite City Food & Brewery
Granite City Restaurant Operations, Inc.	Minnesota	2817618-2	26-2456488	5402 Parkdale Drive Suite 101 St. Louis Park, MN 55416	5402 Parkdale Drive Suite 101 St. Louis Park, MN 55416	See below	Granite City Food & Brewery
Granite City — Arkansas, Inc.	Arkansas	800099575	26-0214068	5402 Parkdale Drive Suite 101 St. Louis Park, MN 55416	5402 Parkdale Drive Suite 101 St. Louis Park, MN 55416	See below	None
Granite City — Orland Park, Inc.	Illinois	6505-9975	20-5811031	5402 Parkdale Drive Suite 101 St. Louis Park, MN 55416	5402 Parkdale Drive Suite 101 St. Louis Park, MN 55416	See below	None
Granite City — Rockford, Inc.	Illinois	6505-9959	20-5810961	5402 Parkdale Drive Suite 101 St. Louis Park, MN 55416	5402 Parkdale Drive Suite 101 St. Louis Park, MN 55416	See below	None
Granite City — Peoria, Inc.	Illinois	65059932	20-5810887	5402 Parkdale Drive Suite 101 St. Louis Park, MN 55416	5402 Parkdale Drive Suite 101 St. Louis Park, MN 55416	See below	None
Granite City of Indiana, Inc.	Indiana	2007052900293	26-0250748	5402 Parkdale Drive Suite 101 St. Louis Park, MN 55416	5402 Parkdale Drive Suite 101 St. Louis Park, MN 55416	See below	Granite City Food & Brewery

Legal Name	Jurisdiction of Organization	Organization Identification Number	Federal Tax Identification Number	Chief Executive Office	Records relating to Collateral	Locations of Inventory and Equipment	Trade or Prior Names (5 years)
Granite City of Kansas Ltd.	Kansas	3777778	02-0742915	5402 Parkdale Drive Suite 101 St. Louis Park, MN 55416	5402 Parkdale Drive Suite 101 St. Louis Park, MN 55416	See below	None
Granite City — Creve Coeur, Inc.	Missouri	00813163	26-0234806	5402 Parkdale Drive Suite 101 St. Louis Park, MN 55416	5402 Parkdale Drive Suite 101 St. Louis Park, MN 55416	See below	Granite City Food & Brewery
Granite City of Ohio, Inc.	Ohio	1702396	26-0250689	5402 Parkdale Drive Suite 101 St. Louis Park, MN 55416	5402 Parkdale Drive Suite 101 St. Louis Park, MN 55416	See below	None

Locations of Equipment and Inventory

Address (County)	Current Tenant

4755 1st Ave. SE Cedar Rapids, IA 52403 (Linn County)	Granite City Restaurant Operations, Inc.

West Oaks Shopping Center 11411 Olive Blvd. Creve Coeur, MO 63141 (St. Louis County)	Granite City Restaurant Operations, Inc.

12801 University Ave. Clive, IA 50325 (Polk County)	Granite City Restaurant Operations, Inc.

5270 Utica Ridge Road Davenport, IA 52807 (Scott County)	Granite City Restaurant Operations, Inc.

Address (County)	Current Tenant

3330 Pilot Knob Road Eagan, MN 55121 (Dakota County)	Granite City Restaurant Operations, Inc.

230 Conference Center Dr. East Peoria, IL 61611 (Tazwell County)	Granite City Restaurant Operations, Inc.

2244 North Webb Road Wichita, KS 67226 (Sedgwick County)	Granite City of Kansas Ltd.

1636 SW. 42nd St. Fargo, ND 58103 (Cass County)	Granite City Restaurant Operations, Inc.

3809 Coldwater Rd. Fort Wayne, IN 46805 (Allen County)	**Granite City of Indiana, Inc.

150 W. 96th St. Indianapolis, IN 46290 (Hamilton County)	**Granite City Food & Brewery Ltd.

15085 119th St. Olathe, KS 66062 (Johnson County)	Granite City of Kansas Ltd.

1001 N. 102nd St. Omaha, NE 68114 (Douglas County)	**Granite City Food & Brewery Ltd.

1701 Village West Parkway Kansas City, KS 66111 (Wyandotte County)	Granite City of Kansas Ltd.

6150 O Street Lincoln, NE 68505 (Lancaster County)	Granite City Restaurant Operations, Inc.

Address (County)	Current Tenant

72 West Towne Mall Madison, WI 53719 (Dane County)	Granite City Restaurant Operations, Inc.

11909 Main Street Maple Grove, MN 55369 (Hennepin County)	Granite City Restaurant Operations, Inc.

14035 South La Grange Rd Orland Park, IL 60462 (Cook County)	Granite City Restaurant Operations, Inc.

7140 Harrison Ave. Suite 108 Rockford, IL 61112 (Winnebago County)	Granite City Restaurant Operations, Inc.

851 Rosedale Center Roseville, MN 55113 (Ramsey County)	Granite City Restaurant Operations, Inc.

2620 South Louise Ave. Sioux Falls, SD 57104 (Minnehaha County)	Granite City Food & Brewery Ltd.

University Park Mall 6501 Grape Road Mishawaka, IN 46545 (St. Joseph County)	Granite City Restaurant Operations, Inc.

3945 2nd St. South St. Cloud, MN 56301 (Stearns County)	Granite City Food & Brewery Ltd. (f/k/a Founders Food & Firkins Ltd.)

5500 Excelsior Blvd. St. Louis Park, MN 55416 (Hennepin County)	Granite City Restaurant Operations, Inc.

Address (County)	Current Tenant

2300 Village Drive West Suite 130 (6600 Russell Road) Maumee, OH 43537 (Lucas County)	Granite City Restaurant Operations, Inc.

2661 North Maize Road West Wichita, KS 67205 (Sedgwick County)	Granite City of Kansas Ltd.

8461 Northwest Prairie View Rd. Kansas City, MO 64153 (Platte County)	Granite City Restaurant Operations, Inc.

5402 Parkdale Drive Suite 101 St. Louis Park, MN 55416 (Hennepin County)	Granite City Food & Brewery Ltd.

1722 Detroit Street Ellsworth, IA 50075 (Hamilton County)	Granite City Food & Brewery Ltd.

**Indicates that the current Tenant listed has requested a consent to assign (to Granite City Restaurant Operations, Inc.) from the appropriate Landlord, but to date, the Landlord has not consented.

755 West Big Beaver Road, Troy, Michigan (owned by Granite City Restaurant Operations, Inc.)

Other Locations of Business:

None

SCHEDULE 4.6

TO

GUARANTY, PLEDGE AND SECURITY AGREEMENT

DEPOSIT ACCOUNTS

Name and Address of Bank	Name of Entity on the Account	Account Number	Type of Account
First National Bank 125 W Sioux Pierre, SD 57501	Granite City Food & Brewery Ltd.	1007076 1007068 107457	Checking Checking Savings
US Bank 300 Prairie Center Dr. Eden Prairie, MN 55344	Granite City Food & Brewery Ltd.	104756814653	Depository
Bank of the West 3055 N Rock Rd Wichita, KS 67226	Granite City of Kansas Ltd.	598011492	Depository
Fifth Third Bank PO Box 630900 Cincinnati, OH 45263	Granite City Food & Brewery Ltd.	7235747735	Depository